Exhibit 10(g)(xi)
AMENDMENT NUMBER TEN
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2016 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, on May 24, 2017, the Employee Benefits Committee adopted “Amendment Number Ten” to the Plan, effective as of July 1, 2017, (i) to update its provisions with respect to the rate of matching contributions available to certain participants and (ii) to document that certain Plan appendices no longer permit new participants and contributions (given the divestiture or other separation of all employees subject thereto);
WHEREAS, subsequent to such adoption, the Corporation determined to delay the implementation of Amendment Number Ten, and therefore on June 28, 2017 the Employee Benefits Committee rescinded Amendment Number Ten as previously adopted on May 24, 2017; and
WHEREAS, the Employee Benefits Committee now desires to update and re-adopt Amendment Number Ten in the form hereof.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of October 1, 2017 or such other date set forth herein, as follows:
1.    Article 2 hereby is amended to delete therefrom the definition of “FAA Field Services Employee”.
2.    Section 4.2 hereby is amended in its entirety to read as follows (which amendment, for the avoidance of doubt, shall be effective for pay dates occurring on or after October 1, 2017):

Section 4.2.    Matching Contributions. (a) In General. Subject to the limitations set forth in Article 6, and except as otherwise provided in an Appendix for a specified group of Employees, each Employer shall make a matching contribution for each payroll period on behalf of each of its Eligible Employees who has been credited with one Year of Service. Except as otherwise provided in an Appendix for a specified group of Employees, the rate of such matching contribution shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions. Notwithstanding the foregoing, in the case of an Eligible Salaried Retirement Plan Participant, pre-tax, designated Roth and after-tax contributions in excess of 5% of his or her Compensation for a payroll period shall not be considered for purposes of matching contributions under this Section 4.2(a).
(b)    Contributions Not Eligible for Match. Notwithstanding the foregoing or any other provision within this Plan to the contrary (including the Appendices hereto), an Employer shall not make a matching contribution with respect to (i) any contribution to the Plan of PRP Compensation or (ii) any catch-up contribution made pursuant to Section 4.1(d).
3.    Effective as of the date hereof, clause (iv) of the last paragraph of Section 9.2(b) hereby is amended to read as follows:
(iv) finally, to reduce future contributions to the Plan (including qualified nonelective contributions, qualified matching contributions and other corrective contributions, and earnings thereon) by such Participant’s Employer
4.    The first paragraph of Article 4 of each of Appendix 3 (ES/IEWS Employees), Appendix 4 (Night Vision Employees), Appendix 5 (Electronic Systems Employees), Appendix 6 (PMRF Employees) and Appendix 7 (Benefit Group Employees) hereby is amended to replace the phrase “Section 4.2(a)-(c)” set forth therein with the phrase “Section 4.2(a)”.
5.    Appendix 5 (Electronic Systems Employees) hereby is amended to include the following new sentence at the end of Article 3 thereof:
Notwithstanding the foregoing, no Employee shall newly participate in the Plan pursuant to this Appendix 5 on or after June 24, 2016.

6.    Appendix 5 (Electronic Systems Employees) hereby is amended to include the following new sentence at the end of Article 4 thereof:
Notwithstanding the foregoing, no matching or other contribution to the Plan shall be made pursuant to this Appendix 5 with respect to service on or after June 24, 2016.
7.    Appendix 7 (Benefit Group Employees) hereby is amended to include the following new sentence at the end of Article 3 thereof:
Notwithstanding the foregoing, no Employee shall newly participate in the Plan pursuant to this Appendix 7 on or after April 28, 2017.
8.    Appendix 7 (Benefit Group Employees) hereby is amended to include the following new sentence at the end of Article 4 thereof:
Notwithstanding the foregoing, no matching or other contribution to the Plan shall be made pursuant to this Appendix 7 with respect to service on or after April 28, 2017.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 26th day of July, 2017.
/s/ James P. Girard
Jim Girard, Chairperson